EXPEDITION FUNDS

                         Amended and Restated Rule 18f-3
                               Multiple Class Plan


                       November 1998 (As amended May 2000)



The Expedition Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a "Fund" and together the "Funds").

A.    Attributes of Share Classes

      1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is attached as Exhibits hereto.

      2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectus;
               (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.    Expense Allocations

      1. With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

      2. Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.    Amendment of Plan; Periodic Review

      1. This Plan must be amended to properly describe (through additional Exhibits hereto) each new class of shares upon its approval by the Board.

      2. The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                   SCHEDULE A


                                Expedition Funds


--------------------------------------------------------------------------------------------------
                                                 CLASS

   MONEY MARKET FUNDS
                                        ------------- -------------- --------------- ------------- -------------
                                        Investment    Investment     Institutional   Investment    Sweep Class
                                        Service       Shares-                        Shares-
                                                      Class A                        Class B
----------------------------------------------------------------------------------------------------------------
Money Market Fund                            X             ---             X             ---            X

----------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market Fund                 X             ---             X             ---            X
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
NON-MONEY MARKET FUNDS
----------------------------------------------------------------------------------------------------------------
Bond Fund                                   ---             X              X              X            ---
----------------------------------------------------------------------------------------------------------------
Equity Fund                                 ---             X              X              X            ---
----------------------------------------------------------------------------------------------------------------


                                                                       Exhibit A


                                EXPEDITION FUNDS
                        CERTIFICATE OF CLASS DESIGNATION


                              Institutional Shares


1.      CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

        Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.      ELIGIBILITY OF PURCHASERS

        Institutional Shares do not require a minimum initial investment and are available primarily to customers of the Asset Management Group of Compass Bank or any affiliate or division of any affiliate or any correspondent of Compass Bank, or any affiliate providing fiduciary, trust, agency, private banking or similar services.

3.      EXCHANGE PRIVILEGES

        Institutional Shares of each Fund may be exchanged for Institutional Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.      VOTING RIGHTS

        Each Institutional Shares shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Institutional shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Shares Shareholders differ from the interests of holders of any other class.

5.      CONVERSION RIGHTS

        Institutional Shares do not have a conversion feature.

                                                                       Exhibit B


                                EXPEDITION FUNDS
                        CERTIFICATE OF CLASS DESIGNATION


                            Investment Shares-Class A


1.      CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

        Investment Shares-Class A ("Class A Shares") are sold with a load or sales charge (as described in the prospectus) and may be subject to a Rule 12b-1 fee. The Trust, on behalf of the each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to the Investment Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Investment Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.      ELIGIBILITY OF PURCHASERS

        Class A Shares require a minimum initial investment of $1,000 and subsequent minimum investment of $500, and are available to customers of Compass Bank and its correspondents and affiliates.

3.      EXCHANGE PRIVILEGES

        Class A Shares may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.      VOTING RIGHTS

        Each Class A Shares shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class A Shares (such as a distribution plan or service agreement relating to the Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shares shareholders differ from the interests of holders of any other class.

5.      CONVERSION RIGHTS

        Class A Shares do not have a conversion feature.

                                                                      Exhibit C

                                EXPEDITION FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                            Investment Service Shares

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         Investment Service Shares are sold without a load or sales charge or Rule 12b-1 fee, but are subject to a shareholder servicing fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Shareholder Service Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to Investment Service Shares. The Distributor will use the fee it receives in connection with its provision of shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Investment Service Share shareholders (including, where applicable, any underlying beneficial owners) identified in the Shareholder Service Plan.

2.       ELIGIBILITY OF PURCHASERS

         Investment Service Shares do not require a minimum initial investment and are available to customers of Compass Bank and its affiliates, and correspondents of Compass Bank and its affiliates, including customers of the Asset Management Group of Compass Bank or of any affiliate or any division of any affiliate or any correspondent of Compass Bank or any affiliate providing fiduciary, trust, agency, private banking or similar services, and customers of divisions and affiliates of Compass Bank and other affiliates of Compass Bancshares providing brokerage and investment services.

3.       EXCHANGE PRIVILEGES

         Investment Service Shares of each Fund may be exchanged for Investment Service Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Investment Service shareholder will have one vote for each full Investment Service Share held and a fractional vote for each fractional Investment Service Share held. Investment Service shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investment Service Shares (such as a distribution plan or service agreement relating to Investment Service Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Investment Service shareholders differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         Investment Service Shares do not have a conversion feature.

                                                                       Exhibit D

                                EXPEDITION FUNDS
                        CERTIFICATE OF CLASS DESIGNATION


                            Investment Shares-Class B

1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

         Investment Shares-Class B ("Class B Shares") are sold subject to a contingent deferred sales charge (as described in the prospectus), and may be subject to a Rule 12b-1 fee and a shareholder servicing fee. The Trust, on behalf of the each Fund, will make monthly payments to the Distributor under the Distribution and Service Plan (the "Plan") approved by the Board of Trustees at an annual rate of up to .75% of each Fund's average daily net assets attributable to the Class B Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class B Shares, including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel. The Trust, on behalf of each Fund, will also make monthly payments to the Distributor under the Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to Class B Shares. The Distributor will use the fee it receives in connection with its provision of shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Class B Shares shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.       ELIGIBILITY OF PURCHASERS

         Class B Shares require a minimum initial investment of $1,000 and subsequent minimum investment of $500, and are available to customers of Compass Bank and its correspondents and affiliates.

3.       EXCHANGE PRIVILEGES

         Class B Shares may be exchanged for Class B Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Class B Shares shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class B Shares (such as a distribution plan or service agreement relating to the Class B Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B Shares shareholders differ from the interests of holders of any other class.

5.       CONVERSION RIGHTS

         Class B Shares of a Fund will automatically convert into Investment-Class A Shares of that Fund without a sales charge after eight years from the acquisition of the Class B Shares. The conversion will take place at the respective net asset values of each of the classes. At that time the Shares will no longer be subject to the higher distribution and service fees. When Class B Shares of a Fund convert, any other Class B Shares that were acquired by the reinvestment of dividends and distributions attributable to such Shares will also convert into Investment Shares-Class A.

                                                                      Exhibit E

                              THE EXPEDITION FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class S Shares



1.       CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

         Class S Shares are sold without a load or sales charge, but are subject to a shareholder servicing fee and an administrative services fee. The Trust, on behalf of each Fund, will make payments to the Distributor under the Shareholder Service Plan and Agreement approved by the Board of Trustees at an annual rate of up to .25% of the Fund's average daily net assets attributable to Class S Shares. The Distributor will provide ,or will enter into written agreements with service providers for the provision of account maintenance services, arranging for bank wires, responding to inquiries relating to services provided, responding to inquiries from clients concerning their investments in shares, assisting clients in changing dividend options, account designations, and addresses and providing such other similar personal services to clients as the Trust may reasonable request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations. The Trust on behalf of the each Fund will also make payments to the Distributor under an Administrative Services Plan and Agreement at an annual rate of up to .12% of the Fund's average daily net assets attributable to Class S Shares. The Distributor will provide or will enter into written agreements with service providers for the provision of sub-accounting services with respect to shares beneficially owned by clients, providing information periodically to clients showing their positions in shares. Forwarding shareholder communications from Trust (such as proxies, prospectuses, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices ) to clients, processing purchase, exchange and redemption requests from clients, either directly or through cash "sweep" or similar cash management programs administered on behalf of clients and placing orders with the Trust or its service providers, processing dividend payments from the Trust on behalf of the clients, and providing such other similar administrative services as the Trust, through the Distributor, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations and to the extent the services do not constitute "personal services" within the meaning of NASD Conduct
         Rule 2830.


2.       ELIGIBILITY OF PURCHASERS.

         Class S Shares do not require a minimum initial investment and are available to customers of Compass Bank and its affiliates, and correspondents of Compass Bank and its affiliates, including customers of the Asset Management Group of Compass Bank or of any affiliate or any division of any affiliate or any correspondent of Compass Bank or any affiliate providing fiduciary, trust, agency, private banking or similar services, and customers of divisions and affiliates of Compass Bank and other affiliates of Compass Bancshares providing brokerage and investment services.

3.       EXCHANGE PRIVILEGES.

         Class S Shares of each Fund may be exchanged for Class S Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       VOTING RIGHTS

         Each Class S shareholder will have one vote for each full Class S Share held and a fractional vote for each fractional Class S Share held. Class S shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class S Shares (such as a distribution plan or service agreement relating to Class S Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class S shareholders differ from the interests of holders of any other class.

 5.      CONVERSION RIGHTS

         Class S Shares do not have a conversion feature.